CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated October 19, 2010 on the financial statement of the Grand Prix Investors Fund (the "Fund"), a series of the Grand Prix Investors Trust (the “Trust”) as of October 19, 2010 and for the periods indicated therein and to all references to our firm in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to the Grand Prix Investors Trust Registration Statement on Form N-1A.

                                                                        /s/ Sanville & Company

Abington, Pennsylvania

October 19, 2010